SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 3, 2005

Intersil Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-29617	59-3590018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Murphy Ranch Road, Milpitas, CA	95035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 432-8888

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d) On August 5, 2005, Intersil Corporation issued a press release announcing the election of Mercedes Johnson to its Board of Directors on August 3, 2005. Ms. Johnson was also appointed a member of the Company’s audit committee. A copy of the press release is furnished as Exhibit 99.1 to this report.

Johnson, 51, served for seven years, until June 2004, as the senior vice president and chief financial officer of Lam Research Corporation, the leading capital equipment supplier to the semiconductor industry and market share leader in etching processes. Prior to joining Lam Research, she spent 10 years with Applied Materials, Inc., where she served in various senior financial management positions, including vice president and worldwide operations controller. Ms. Johnson has served on Micron Technology, Inc.’s Board of Directors since June 2005. She also serves on the Board of Directors for Storage Technology Corporation (StorageTek®). Ms. Johnson holds a degree in accounting from the University of Buenos Aires.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press Release dated August 5, 2005 announcing election of Mercedes Johnson to Intersil Corporation’s Board of Directors and Audit Committee on August 3, 2005.

SIGNATURE

Pursuant to the requirements of the Signature Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTERSIL CORPORATION

Date: August 5, 2005	By:	/s/ Thomas C. Tokos
	Name:	Thomas C. Tokos
	Title:	Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description
EX-99.1	Press Release issued by Intersil Corporation on August 5, 2005.